Exhibit T3A(1)
                                                                  --------------

                         Compilation of Text of Amended
                            Articles of Incorporation
                                  of NIBCO INC.

        This document contains a compilation of the text of the current Amended Articles of Incorporation of NIBCO INC., including text and amendments reflected in the following documents filed with the Indiana Secretary of State on the date shown below:

Articles of Incorporation filed December 15, 1909;
Articles of Amendment filed August 21, 1935;
Articles of Amendment filed May 11, 1940;
Articles of Amendment filed September 9, 1940;
Articles  of  Incorporation  superceding  and  taking  the  place of  heretofore existing Articles of Incorporation filed October 23, 1952;
Articles of Amendment filed January 4, 1957;
Notice of Change of Registered Office or Agent filed September 4, 1963;
Articles of Amendment filed November 6, 1968;
Articles of Amendment filed April 22, 1970;
Articles of Amendment filed August 12, 1970;
Articles of Amendment filed April 28, 1972;
Articles of Amendment filed December 26, 1972;
Articles of Amendment filed January 15, 1973;
Articles of Merger filed December 27, 1973;
Articles of Amendment filed July 17, 1975;
Articles of Amendment filed October 23, 1975;
Articles of Merger filed December 29, 1975;
Articles of Amendment filed March 16, 1977;
Articles of Amendment filed May 16, 1979;
Articles of Amendment filed July 23, 1979;
Articles of Amendment filed October 24, 1979;
Articles of Amendment filed August 30, 1982; and
Notice of Change of Registered Office or Agent filed February 29, 1996;
Articles of Amendment filed December 2, 1999.

        Any of the documents listed above will be supplied upon request to the Secretary of NIBCO INC. at 1516 Middlebury Street, Elkhart, Indiana 46516-4740, Phone 1-800-234-0227.


                                    ARTICLE I
                                      Name

        The name of the Corporation is NIBCO INC.

                                   ARTICLE II
                                    Purposes

        The purposes for which the Corporation is formed are:

        To conduct and carry on a general metal foundry business, and to engage in the manufacture of all kinds of metal castings, fitting and machinery, parts, accessories and articles composed of metal or wood, or other material, and to sell its product in the rough as castings or when manufactured into finished products, at wholesale or retail;

        To acquire personal property and / or lands and erect buildings for the business described, and to pay for the same with shares of the capital stock, bonds or other obligations or securities of the corporation, or to sell and / or issue its shares of stock in exchange therefor; and in connection therewith, to conduct and operate a general sales agency for the purpose of selling its own prodcuts and the productsof other persons, firms and corporations; to furnish general engineering service in connection therewith, and as such, in furtherance and not in limitation, of the powers conferred by law;

        And to do all things a natural person might do that are necessary, useful or proper to the conduct of said business.

        And in connection therewith to manufacture, produce, purchase or otherwise acquire, sell and dispose and deal of, in and with and to store, transplant and distribute goods, wares and merchandise and property of any and every kind and description that may be necessary to carry on its business in the State of Indiana, or any State within the United States and its possessions, and all countries of the world; and to have one or more offices within and without the State of Indiana, in other States, the District of Columbia, and any of its terrritories, colonies and dependencies of the United States and in foreign countries in connection with its business, in furtherance and not in limitation of the powers conferred by law.

        (a) To acquire the good will, rights and property and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities of any person, firm, association or corporation, to pay for the said good will, rights, property and assets in cash, the stock of this Company, bonds, evidences of indebtedness or otherwise, or by undertaking the whole or any party of the liabilities of the transferor; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

        (b) To hold, purchase or otherwise acquire, to sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock, bonds, debentures or other evidences of the indebtedness created by other corporations, and while the holder thereof to exercise all rights and privileges of ownership, including the right to vote thereon;

        (c) To purchase, insofar as the same may be done without impairing the capital of the corporation, and to hold, pledge and reissue shares of its own capital stock, but such stock so acquired and held, shall not be entitled to vote nor to receive dividends.

        (d) To register, purchase, lease or otherwise acquire, and to hold, own, use, operate under, introduce sell, assign or otherwise dispose of any and all trade marks, trade names and distinctive mark, formulae, and secret processes, and all inventions, improvements and processes used in connection with or secured under letters patent and grants of the United States or elsewhere, and to use, develop and to enter into license contracts for the manufacture, distribution and sale of patented articles belonging to others, and to grant licenses in respect or otherwise turn to account any and all trade marks, patent licenses, concessions, processes and like or any such property, rights, and information acquire, and with a view to the working and development of the same;

        (e) To enter into, make, perform and carry out contracts of every sort and kind, with any person, firm, associaiton, corporation, private, public or municipal or body politic, and with the government of the United States or any State, territory or dependency thereof or any foreign country.

        (f) To borrow money and to issue, sell or pledge its obligations and evidences of indebtedness, and to mortgage or pledge its property and franchises to secure the payment thereof;

        (g) To cease doing business and to dissolve and surrender its corporate franchise.

        (h) And in general to carry on any business not prohibited under the laws of the State of Indiana, or elsewhere, where it may do business, which the corporation may think calculated, directly or indirectly to make effective these objects, and to do any and all of the things in this certificate of organization expressed and implied and as fully as natural persons might or could do, and in any part of the world, as principals, agents, contractors or otherwise;

        (i) By its Board of Directors to make, amend or repeal by-laws for the government and regulation of its affairs;

        (j) The foregoing clauses shall be construed as powers as well as purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no wise limited, by reference to or inference from the terms of any other clause, but shall be regarded as independent powers and purposes; and the enumeration of specific powers and purposes shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

        The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Indiana, entitled "The Indiana General Corporation Act," approved March 16th, 1929, to corporations organized hereunder and all the powers conferred by all acts heretofore or hereafter amendatory of or supplemental to the said Act or the said laws; and the enumeration of certain powers as herein specified is not intended as exclusive of or as a waiver of, any of the powers, rights or privileges granted or conferred by the said Act or the said laws now or hereafter in force, provided, however, that the corporation shall not in any state, territory, district, possession or country carry on any business or exercise any powers which a corporation organized under the laws thereof should not carry on or exercise.


                                   ARTICLE III
                                Term of Existence

        The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                       Principal Office and Resident Agent

        The post office address of the principal office of the Corporation is 1516 Middlebury Street, Elkhart, Indiana 46516, and the name and post office address of its Registered Agent in charge of such office is Thomas L. Eisele, 1516 Middlebury Street, Elkhart, Indiana 46516.

                                    ARTICLE V
                             Amount of Capital Stock

        The total number of shares which the Corporation shall have authority to issue is 4,200,000 shares of Capital Stock consisting of 200,000 shares of Class A Common Stock, par value $20.00 per share, and 4,000,000 shares of Class B Common Stock, par value $1.00 per share.


                                   ARTICLE VI
                             Terms of Capital Stock

        The designations, rights and privileges of the shares of Class A Common Stock and Class B Common Stock of the Corporation are as follows:

A.      Dividends

        The holders of Class A Common Stock and Class B Common Stock shall be entitled, but only when, as and if declared by the Board of Directors, to dividends and other distributions from surplus of the Corporation or from other legal funds legally available for payment of dividends, provided that no dividend shall be declared or paid on Class A Common Stock unless the Board of Directors shall simultaneously declare and pay a dividend on Class B Common Stock equal, on a per share basis, to five percent (5%) of the dividend declared and paid on the Class A Common Stock.

B.      Liquidation, etc.

        Upon any dissolution, liquidation or winding up of the Corporation, the remaining assets of the Corporation, after payment of its debts and liabilities, shall be distributed to the holders of Class A Common Stock and Class B Common Stock. The holders of Class B Common Stock shall be entitled to a distribution with respect to each share of Class B Common Stock equal to five percent (5%) of the amount distributed with respect to each share of Class A Common Stock.

C.      Provisions Applicable to Class B Common Stock

        1. No share of Class B Common Stock shall be transferable on the books of the Corporation unless and until the holder thereof, or his legal representative, shall have delivered to the Corporation a notice setting forth the number of shares which the holder or his legal representative proposes to transfer and setting forth the address at which the Corporation may sent notices to such holder of such legal representative. The Corporation shall thereupon have the option to purchase such shares for cash at a per share price equal to the Appraised Price (as defined below) on the date on which such notice is received by the Corporation. The Corporation may exercise the option set forth in the preceding sentence by delivering written notice of the exercise thereof to the shareholder, or his legal representative within thirty (30) days following receipt of, and at the address shown on, the notice from the shareholder or his legal representative, within thirty (30) days following receipt of, and at the address shown on, the notice from the shareholder or his legal representative. In the event of the exercise of such option, the shareholder or his legal representative shall surrender the certificate representing such shares to the Corporation, together with such instruments of transfer and such other documents evidencing his authority to act as the Corporation may reasonably request, within ten (10) days following the date of the exercise of such option. Payment of the purchase price shall be made by the Corporation in cash promptly thereafter. In the event that the Corporation shall not exercise its option within such thirty (30) day period, the shareholder, or his legal representative, shall be free for a period of thirty (30) days after expiration of the option period to transfer the shares. If the certificate representing the shares has not been presented to the Corporation for transfer before the expiration of such thirty (30) day period, the shares shall again become subject to the provisions of this Part C. As used in this Article VI "Appraised Price" (i) during each six month period commencing on March 1 and the ending on August 31 shall equal the fair market value of a share of Class B Common Stock as of the immediately preceding December31, and (ii) during each six month period commencing on September 1 and ending on the February 28 or 29, as the case may be, shall equal the fair market value of a share of Class B Common Stock as of the immediately preceding June 30 (assuming, for purposes of such valuation, that the Company's shares of Class B Common Stock are listed and traded on a stock exchange) in each case as determined by a nationally recognized financial advisor appointed by the Board of Directors; provided, that the Appraised Price for the period commencing on the [second business day after approval of this Article] and ending on February 29, 2000 shall be deemed to be $243. Such determination of Appraised Price shall be binding upon all shareholders. The Appraised Price shall be appropriately adjusted to reflect any intervening reclassification, stock split or stock dividend with respect to the Class B Common Stock.

        2. Subject to the limitations of Paragraph 3 and 4 of this Part C, any holder of Class B Common Stock, or his legal representative, may sell all or any part of such stock at any time to the Corporation by delivery to the Corporation of a written notice of his exercise of such right accompanied by the certificate representing the shares to be sold, together with such instruments of transfer, and such other documents evidencing his authority to act as the Corporation may reasonably request, and the Corporation shall purchase such shares for the price specified in Paragraph 5 of this Part C and shall make payment of the purchase price in cash promptly following receipt of such certificate, instruments and documents.

        3. The Corporation shall not be obligated to purchase shares under Paragraph 2 of this Part C: (a) if it does not have sufficient unreserved and unrestricted earned surplus or unreserved and unrestricted capital surplus; or
(b) if during the Tender Year (as defined below) in which such shares are presented for purchase and prior to the time of presentment of such shares for purchase, the Corporation shall have purchased under Paragraph 1 or 2 of this Part C an aggregate number of shares of Class B Common Stock equal to or exceeding ten percent (10%) of the number of shares of Class B Common Stock outstanding on the last business day of the preceding Tender Year. In such event, the Corporation may return the shares to the tendering shareholder or his legal representative, and the same shall remain subject to the restrictions hereof. Such shares may be tendered to, and in the event of such tender shall be purchased by, the Corporation at any subsequent time when the restrictions of this Paragraph 3 or Paragraph 4 of this Part C shall not be applicable.

        4. The Corporation shall also not be obligated to purchase shares under Paragraph 2 of this Part C during the eighteen (18) day period commencing on December 3, 1999, and ending on December 21, 1999, and during the months of March or September (each, a "Determination Period"). If the number of shares tendered under Paragraph 2 of this Part C for purchase by the Corporation during any Determination Period, together with the number of shares purchased by the Corporation under Paragraph 1 or 2 of this Part C during the Tender Year in which such Determination Period occurs, exceeds the number of shares the Corporation is obligated to purchase under Paragraph 2 of this Part C (as limited by Paragraph 3 of this Part C), then the Corporation (a) may return, in its sole discretion, all or some of the shares it is not obligated to purchase to the tendering holders or their legal representatives, and such shares shall remain subject to the restrictions hereof, and (b) shall purchase the remaining shares tendered during such Determination Period pro-rata based on the number of shares tendered by each selling shareholder or his legal representative during such Determination Period. From time to time, the Board of Directors of the Corporation, in its sole discretion, may adopt rules regulation the mechanics and timing of purchases of Class B Common Stock pursuant to this Part C. As used in this Article VI, a "Tender year" shall commence on March 1 and end on February 28 or 29, as the case may be of the following year; provided that the Tender Year commencing on January 1, 1999 shall end on February 29, 2000.

        5. The purchase price for shares purchased by the Corporation under Paragraph 2 of this Part C shall be the Appraised Price on the date on which the written notice of exercise of the right to sell is received by the Corporation; provided, that the purchase price for any share for which such written notice of exercise is received by the Corporation prior to August 31, 2000 shall be the higher of the Appraised Price on such date and $243.


        6. Any purchases of shares of Class B Common Stock pursuant to this Part C may be made to the extent of the unreserved and unrestricted earned surplus and the unreserved and unrestricted capital surplus of the Corporation.

        7. All certificates for Class B Common Stock shall be endorsed as follows:

                "This certificate and the shares represented hereby are subject to certain rights of purchase granted to the Corporation and are transferable only upon compliance with the provisions of Article VI of the Articles of Incorporation of the Corporation, a copy of which is on file in the office of the Corporation."



                                   ARTICLE VII

                         Voting Rights of Capital Stock

        Each share of Class A Common Stock, par value $20.00 per share, shall entitle the holder thereof to one vote at all meetings of the shareholders of this Corporation.

        The holders of shares of Class B Common Stock, par value $1.00 per share, shall not have the right to vote at any meeting of the shareholders of this Corporation except as required by law. In any case where the holders of Class B Common Stock, par value $1.00 per share, are entitled by law to vote, each share of Class B Common Stock shall entitled the holder thereof to one-twentieth (1/20th) of one vote. The holders of Class B Common Stock shall not be entitle to vote as a class on any matter except as required by law.

                                  ARTICLE VIII

                                 Paid-In Capital

        The amount of paid-in capital at the time of filing of these Amended Articles of Incorporation is $509,403.49 [October 23, 1952].


                                   ARTICLE IX

                            Data Respecting Directors

        Section 1. Number. The number of Directors of this corporation shall be such number as the By-Laws may, from time to time, provide, not exceeding however, the number of nine and not less than three.

        So long as the By-Laws of the corporation do not specifically fix the number of Directors, that number shall be seven.

        Section 2. Qualifications. Directors need not be shareholders of the corporation. A majority of the Directors at any time shall be citizens of the United States.

                                    ARTICLE X

                        Further Data Respecting Directors

        Section 1. Names and Post-Office Addresses. The name and Post-Office addresses of the first Board of Directors of the Corporation under these Amended Articles are as follows:

Name                       No. & St. or Bldg.        City     State
----                       ------------------        ----     -----

Ross Martin                900 Strong Avenue         Elkhart  Indiana
Lee Martin                 615 No. Riverside Dr.     Elkhart  Indiana
Harry E. Shriener          116 West High Street      Elkhart  Indiana
Walter A. Veatch           1444 Strong Avenue        Elkhart  Indiana
Donald Pletcher            1909 Roys Avenue          Elkhart  Indiana
D. Russell Bontrager       101 North Drive           Elkhart  Indiana
Cyril A. Kramer            711 Bay View Court        Elkhart  Indiana

        Section 2. Citizenship. All of such Directors are citizens of the United States.


                                   ARTICLE XI

                          Data Respecting Incorporators

        Section 1. Names and Post-Office Addresses. The names and Post-Office addresses of the incorporators of the Corporation are as follows:

Name                                                 City       State
----                                                 ----       -----
Casper G. Schweitzer                                 Elkhart    Indiana
Sarah Schweitzer                                     Elkhart    Indiana
Vernon G. Schlotterback                              Elkhart    Indiana

        Section 2. Age and Citizenship. All of such incorporators are of lawful age; and all of such incorporators are citizens of the United States.

        Section 3. Compliance with Provisions of Sections 15 and 16 of the Act. The undersigned incorporators hereby certify that the person or persons intending to form the Corporation first caused lists for subscription to the shares of the capital stock of the Corporation to be opened at such time and place as he or they determined; when such subscriptions had been obtained in an amount not less than $1,000, such person or persons, or a majority of them, called a meeting of such subscribers for the purpose of designating the incorporators and of electing the first Board of Directors; the incorporators so designated are those named in Section 1 of this Article; and the Directors so elected are those named in Section 1 or Article X.

                                   ARTICLE XII

   Provisions for Regulation of Business and Conduct of Affairs of Corporation

        (a) If the code of by-laws of the corporation for the time being in force so provides, the Board of Directors may designate two or more of its number to constitute an Executive Committee, which Committee to the extent provided in the Code of By-Laws, shall have and exercise all of the authority of the Board of Directors in the management of the corporation, and have power to authorize the execution of and affixation of the seal of the corporation to all papers or documents which may require it; in no manner, however, shall the Board of Directors or any member thereof be relieved of any responsibility imposed upon it or him by the Indiana General Corporation Act of 1929.

        (b) In addition to the powers and authorities hereinbefore or by statute conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of the Indiana General Corporation Act, except as herein expressly provided and except that such Board of Directors shall not have power in any manner to alter the relative rights, preferences, limitations and restrictions of any of the classes of stock authorized by these articles of incorporation.

        (c) The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by the provisions of the said Indiana General Corporation Act or any other pertinent enactment of the General Assembly of the State of Indiana, and all rights and powers conferred hereby on stockholders, directors and / or officers are subject to this reserve power.

        (d) Election of directors need not be by ballot unless the by-laws so provide. A majority of the remaining directors shall elect directors to fill vacancies on such Board.

        (e) If this corporation enters into contract or transects business with one or more of its directors or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are shareholders, directors or officers, such contract or transaction shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation, provided that such contract or transaction is entered into in good faith and in the usual course of business.